   As filed with the Securities and Exchange Commission on November 20, 1998
                                            Registration No. 333-67359
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                     -------------------------------------

                                POST-EFFECTIVE
                                AMENDMENT NO. 1
                                      TO
                                   FORM S-4

                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933

                     -------------------------------------

                             ROSLYN BANCORP, INC.
            (Exact Name of Registrant as Specified in its Charter)

          DELAWARE                                          6036                                            11-3333218
(State or Other Jurisdiction of   (Primary Standard Industrial Classification Code Number)   (I.R.S. Employer Identification Number)
 Incorporation or Organization)

                          1400 OLD NORTHERN BOULEVARD
                            ROSLYN, NEW YORK  11576
                                (516) 621-6000
              (Address, including Zip Code and Telephone Number,
       including Area Code, of Registrant's Principle Executive Offices)

                               JOSEPH L. MANCINO
                            CHIEF EXECUTIVE OFFICER
                          1400 OLD NORTHERN BOULEVARD
                            ROSLYN, NEW YORK  11576
                                (516) 621-6000
            (Name, Address, including Zip Code and Telephone Number,
                  including Area Code, of Agent for Service)

            ------------------------------------------------------

                                  COPIES TO:
DOUGLAS P. FAUCETTE, ESQ.                     DOUGLAS J. MCCLINTOCK, ESQ.
MULDOON, MURPHY & FAUCETTE                    THACHER PROFFITT & WOOD
5101 WISCONSIN AVENUE, N.W.                   TWO WORLD TRADE CENTER, 39TH FLOOR
WASHINGTON, D.C.  20016                       NEW YORK, NEW YORK  10048
(202) 362-0840                                (212) 912-7400

                   ------------------------------------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS
      PRACTICABLE AFTER THE EFFECTIVENESS OF THIS REGISTRATION STATEMENT.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General
                 Instruction G, check the following box.  [_]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(d) under the Securities Act, check the following box and list the
     Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [_]

Registration fee previously paid.

                               EXPLANATORY NOTE


        This Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 of Roslyn Bancorp, Inc. (No. 333-67359) filed on November 16, 1998 (the "Registration Statement") is being filed to amend Exhibit 23.7 to the Registration Statement.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS


Item 21.   Exhibits and Financial Statement Schedules.

           (a)  Exhibits.

      2.1 Agreement and Plan of Merger, dated as of May 25, 1998, by and between Roslyn Bancorp, Inc. and T R Financial Corp. is included as Annex A to the Joint Proxy Statement/Prospectus which is part of this Registration Statement.*

      3.1  Certificate of Incorporation of Roslyn Bancorp, Inc. (1).

      3.2  Bylaws of Roslyn Bancorp, Inc. (1).

      4.1  Roslyn Bancorp, Inc. Specimen Stock Certificate (1).

      5.1  Opinion of Muldoon, Murphy & Faucette regarding legality.*

      8.1  Opinion of Muldoon, Murphy & Faucette regarding tax matters.*

      8.2  Opinion of Thacher Proffitt & Wood regarding tax matters.*

     10.1 Stock Option Agreement, dated as of May 25, 1998, by and between T R Financial Corp. and Roslyn Bancorp, Inc. is included as Annex B to the Joint Proxy Statement/Prospectus which is part of this Registration Statement.*

     10.2 Stock Option Agreement, dated as of May 25, 1998, by and between Roslyn Bancorp, Inc. and T R Financial Corp. is included as Annex C to the Joint Proxy Statement/Prospectus which is part of this Registration Statement.*

     10.3  Form of Employment Agreement between Roslyn Savings Bank and
           Joseph L. Mancino and Form of Employment Agreement between the Roslyn Bancorp, Inc. and Joseph L. Mancino (1).

     10.4 Form of Employment Agreement between Roslyn Savings Bank and John R. Bransfield, Jr. and Form of Employment Agreement between the Roslyn Bancorp, Inc. and John R. Bransfield, Jr. (1).

     10.5  Form of Employment Agreement between Roslyn Savings Bank and
           Michael P. Puorro and Form of Employment Agreement between the Roslyn Bancorp, Inc. and Michael P. Puorro (1).

     10.6 Form of Employment Agreement between Roslyn Savings Bank and John L. Klag and Form of Employment Agreement between the Roslyn Bancorp, Inc. and John L. Klag (1).

     10.7  Form of Employment Agreement between Roslyn Savings Bank and
           Arthur W. Toohig and Form of Employment Agreement between the Roslyn Bancorp, Inc. and Arthur W. Toohig (1).

     10.8  The Roslyn Savings Bank Employee Severance Compensation Plan (1).

     10.9  Management's Supplemental Executive Retirement Plan (1).

     10.10 Employee Stock Ownership Plan and Trust (1).

     10.11 Roslyn Bancorp, Inc. 1997 Stock-Based Incentive Plan (2).

     11.0  Statement Re: Computation of Per Share Earnings (3).

     21.1  Subsidiaries of the Registrant (1).

     23.1 Consent of Muldoon, Murphy & Faucette (included in Exhibit 5.1 hereto).*

     23.2 Consent of Muldoon, Murphy & Faucette (included in Exhibit 8.1 hereto).*

     23.3 Consent of Thacher Proffitt & Wood (including in Exhibit 8.2 hereto).*

     23.4 Consent of KPMG Peat Marwick LLP, Independent Auditors for Roslyn Bancorp, Inc.*

     23.5 Consent of KPMG Peat Marwick LLP, Independent Auditors for T R Financial Corp.*

     23.6  Consent of Sandler O'Neill & Partners, L.P.*

     23.7  Consent of Goldman, Sachs & Co.

     24.1 Powers of Attorney (see the signature page to this Form S-4 Registration Statement).*

     99.1 Opinion of Sandler O'Neill & Partners, L.P. is included as Annex D to the Joint Proxy Statement/Prospectus which is part of this Registration Statement.*

     99.2 Opinion of Goldman, Sachs & Co. is included as Annex E to the Joint Proxy Statement/Prospectus which is part of this Registration Statement.*

     99.3  Consent of Person to be Named as Director of Roslyn Bancorp, Inc.*


     (b)   Financial Statement Schedules.

               None.

     (c)   Item 4(b)  Information.

               None.

     99.4 Telephone Voting Instruction Sheet for Roslyn Bancorp, Inc. Registered Stockholders.*
           ____________________
     (1) Incorporated by reference into this document from the Exhibits filed with the Registration Statement on Form S-1 and any amendments thereto, Registration No. 333-10471 filed with the SEC on August 20, 1996.

     (2) Incorporated by reference into this document from the Appendix to the Proxy Statement for the Annual Meeting of Stockholders held on July 22, 1997, filed with the SEC on June 6, 1997.

     (3) Incorporated by reference into this document from the Roslyn Bancorp's Report on Form 10-Q for the quarter ended June 30, 1998, filed with the SEC on August 13, 1998.

      *    Previously filed.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of Roslyn, State of New York, on November 20, 1998.

                         ROSLYN BANCORP, INC.



                                By: /s/ Joseph L. Mancino
                                    ---------------------
                                    Joseph L. Mancino
                                    Chairman of the Board, President and
                                    Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities indicated on November 20, 1998.



     NAME                                TITLE
     ----                                -----

/s/ Joseph L. Mancino                    Chairman of the Board,
-------------------------------------    President and
Joseph L. Mancino                        Chief Executive Officer (principal
                                         executive officer)

/s/ John R. Bransfield, Jr.              Vice President and
-------------------------------------    Director
John R. Bransfield, Jr.

/s/ Michael P. Puorro                    Treasurer and Chief
-------------------------------------    Financial Officer
Michael P. Puorro                        (principal financial and accounting
                                         officer)

/s/ Floyd N. York                        Director
-------------------------------------
Floyd N. York

/s/ Victor C. McCuaig                    Director
-------------------------------------
Victor C. McCuaig

/s/ John P. Nicholson                    Director
-------------------------------------
John P. Nicholson

/s/James E. Swiggett                     Director
------------------------------------
James E. Swiggett

/s/ Robert G. Freese                     Director
------------------------------------
Robert G. Freese

/s/ Thomas J. Calabrese, Jr.             Director
------------------------------------
Thomas J. Calabrese, Jr.

/s/ Edward W. Martin, Jr.                Director
------------------------------------
Dr. Edward W. Martin, Jr.

/s/ Richard C. Webel                     Director
------------------------------------
Richard C. Webel

                                 EXHIBIT INDEX

     2.1 Agreement and Plan of Merger, dated as of May 25, 1998, by and between Roslyn Bancorp, Inc. and T R Financial Corp. is included as Annex A to the Joint Proxy Statement/Prospectus which is part of this Registration Statement.*

     3.1  Certificate of Incorporation of Roslyn Bancorp, Inc. (1).

     3.2  Bylaws of Roslyn Bancorp, Inc. (1).

     4.1  Roslyn Bancorp, Inc. Specimen Stock Certificate (1).

     5.1  Opinion of Muldoon, Murphy & Faucette regarding legality.*

     8.1  Opinion of Muldoon, Murphy & Faucette regarding tax matters.*

     8.2  Opinion of Thacher Proffitt & Wood regarding tax matters.*

    10.1 Stock Option Agreement, dated as of May 25, 1998, by and between T R Financial Corp. and Roslyn Bancorp, Inc. is included as Annex B to the Joint Proxy Statement/Prospectus which is part of this Registration Statement.*

    10.2 Stock Option Agreement, dated as of May 25, 1998, by and between Roslyn Bancorp, Inc. and T R Financial Corp. is included as Annex C to the Joint Proxy Statement/Prospectus which is part of this Registration Statement.*

    10.3 Form of Employment Agreement between Roslyn Savings Bank and Joseph L. Mancino and Form of Employment Agreement between the Roslyn Bancorp, Inc. and Joseph L. Mancino (1).

    10.4 Form of Employment Agreement between Roslyn Savings Bank and John R. Bransfield, Jr. and Form of Employment Agreement between the Roslyn Bancorp, Inc. and John R. Bransfield, Jr. (1).

    10.5  Form of Employment Agreement between Roslyn Savings Bank and
          Michael P. Puorro and Form of Employment Agreement between the Roslyn Bancorp, Inc. and Michael P. Puorro (1).

    10.6 Form of Employment Agreement between Roslyn Savings Bank and John L. Klag and Form of Employment Agreement between the Roslyn Bancorp, Inc. and John L. Klag (1).

    10.7 Form of Employment Agreement between Roslyn Savings Bank and Arthur W. Toohig and Form of Employment Agreement between the Roslyn Bancorp, Inc. and Arthur W. Toohig (1).

    10.8  The Roslyn Savings Bank Employee Severance Compensation Plan (1).

    10.9  Management's Supplemental Executive Retirement Plan (1).

    10.10 Employee Stock Ownership Plan and Trust (1).

    10.11 Roslyn Bancorp, Inc. 1997 Stock-Based Incentive Plan (2).

    11.0  Statement Re: Computation of Per Share Earnings (3).

    21.1  Subsidiaries of the Registrant (1).

    23.1 Consent of Muldoon, Murphy & Faucette (included in Exhibit 5.1 hereto).*

    23.2 Consent of Muldoon, Murphy & Faucette (included in Exhibit 8.1 hereto).*

    23.3  Consent of Thacher Proffitt & Wood (including in Exhibit 8.2 hereto).*


    23.4 Consent of KPMG Peat Marwick LLP, Independent Auditors for Roslyn Bancorp, Inc.*

    23.5 Consent of KPMG Peat Marwick LLP, Independent Auditors for T R Financial Corp.*

    23.6  Consent of Sandler O'Neill & Partners, L.P.*

    23.7  Consent of Goldman, Sachs & Co.

    24.1 Powers of Attorney (see the signature page to this Form S-4 Registration Statement).*

    99.1 Opinion of Sandler O'Neill & Partners, L.P. is included as Annex D to the Joint Proxy Statement/Prospectus which is part of this Registration Statement.*

    99.2 Opinion of Goldman, Sachs & Co. is included as Annex E to the Joint Proxy Statement/Prospectus which is part of this Registration Statement.*

    99.3  Consent of Person to be Named as Director of Roslyn Bancorp, Inc.*


    99.4 Telephone Voting Instructions Sheet for Roslyn Bancorp, Inc. Registered Stockholders.*
          _______________________
    (1) Incorporated by reference into this document from the Exhibits filed with the Registration Statement on Form S-1 and any amendments thereto, Registration No. 333-10471 filed with the SEC on August 20, 1996.

    (2) Incorporated by reference into this document from the Appendix to the Proxy Statement for the Annual Meeting of Stockholders held on July 22, 1997, filed with the SEC on June 6, 1997.

    (3) Incorporated by reference into this document from the Roslyn Bancorp's Report on Form 10-Q for the quarter ended June 30, 1998, filed with the SEC on August 13, 1998.

     *   Previously filed.